Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108223, No. 333-85150, No. 333-62869 and No. 033-63026 each on Form S-8 of our report dated June 27, 2012, relating to the financial statements and financial statement schedule of the Morgan Stanley 401(k) Plan, appearing in this Annual Report on Form 11-K of the Morgan Stanley 401(k) Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
New York, New York

June 27, 2012